UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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TPC Group Inc.

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FOR IMMEDIATE RELEASE

Investor Relations

Contact:	Miguel Desdin
Email:	miguel.desdin@tpcgrp.com
Phone:	713-627-7474

Media Relations

Contact:	Sara Cronin
Email:	sara.cronin@tpcgrp.com
Phone:	713-627-7474

TPC GROUP BOARD OF DIRECTORS APPROVES STRATEGIC PROJECT FOR RESTART

OF DEHYDROGENATION ASSET

Operations Expected to Commence Late Second Half 2014

Producing Isobutylene Feedstock for Performance Products and Fuels Businesses

HOUSTON (Thursday, September 13, 2012) — TPC Group Inc. (Nasdaq: TPCG) today announced the Board of Directors has approved its strategic project to produce on-purpose isobutylene. The project includes refurbishment and restart of certain of its dehydrogenation assets at the Company’s Houston Operations. These dehydrogenation assets will serve to provide isobutylene feedstock for the Company’s performance products and fuels business, including MTBE, polyisobutylene, high purity isobutylene and diisobutylene.

The construction is scheduled to be complete allowing start-up late in the second half of 2014, and will produce up to 650 million pounds per year of isobutylene from isobutane, a natural gas liquids feedstock whose production volumes continue to increase as a result of U.S. shale gas development. Total capital expenditure for the project is estimated at $265 million, with $25 million of that amount already spent to date.

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger between TPC Group and Sawgrass Merger Sub Inc. pursuant to the Agreement and Plan of Merger, dated August 24, 2012, among TPC Group, Sawgrass Holdings Inc. and Sawgrass Merger Sub Inc. TPC Group plans to file a definitive proxy statement with the SEC in connection with the proposed merger. Investors and security holders of TPC Group are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information about the transaction.

A definitive proxy statement will be mailed to TPC Group’s stockholders seeking their approval of the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by TPC Group with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by TPC Group will be available on TPC Group’s website at http://www.tpcgrp.com under the “Investors” tab, by directing a request to TPC Group, Attention: Investor Relations, 5151 San Felipe, Suite 800,Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

TPC Group and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation will be set forth in the definitive proxy statement (when available). Information concerning beneficial ownership of TPC Group stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

Certain statements in this presentation may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly statements that may relate to market outlook and trends in our industry, availability of raw materials and inventories, future operating results, potential returns of capital to stockholders, plans related to strategic initiatives or future expansion activities, growth opportunities and capital expenditures. Although TPC Group Inc. (the “Company” or “TPC Group”) believes that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct. A number of factors could cause actual results to vary materially from those expressed or implied in any forward-looking statements, including risks and uncertainties such as volatility in the petrochemicals industry, limitations on the Company’s access to capital, the effects of competition, leverage and debt service, general economic conditions, litigation and governmental investigations, and extensive environmental, health and safety laws and regulations. More information about the risks and uncertainties relating to TPC Group and the forward-looking statements are found in the Company’s SEC filings, including the Annual Report on Form 10-K, as amended, which are available free of charge on the SEC’s website at http://www.sec.gov. TPC Group expressly disclaims any obligation to update any forward-looking statements contained in this press release to reflect events or circumstances that may arise after the date of this presentation, except as otherwise required by applicable law.

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